UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2002

Date of Report (Date of earliest event reported)

GLOBALSCAPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

ITEM 5.  Other Events

A.                                   Press Release.

On February 19, 2002 GlobalSCAPE, Inc. issued the press release attached as Exhibit 99.1 to this Report.

B.                                     Correction of Information appearing in Proxy Statement of ATSI Communications, Inc.

                                In the Summary Compensation Table appearing on page 8 of ATSI Communications, Inc.’s Proxy Statement dated November 28, 2001, the figure listed in the salary column for GlobalSCAPE, Inc.’s Chief Executive Officer is incorrectly stated for 2001.  The figures listed in the salary and bonus columns for GlobalSCAPE, Inc.’s President are also incorrectly stated for 2001.  The correct amounts are as follows:

	Salary
Tim Nicolaou
Chief Executive Officer	$141,923

	Salary	Bonus
Sandra Poole-Christal
President	$92,788	$80,801

ITEM 7.  Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued February 19, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

GlobalSCAPE, Inc.

Dated: February 20, 2002

By:	/s/	Tim Nicolaou
Tim Nicolaou, CEO